Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs

(413) 584-1425

FOR IMMEDIATE RELEASE

TERABEAM PROVIDES UPDATED GUIDANCE
CONCERNING FIRST QUARTER 2006 FINANCIAL RESULTS

Company Exploring Strategic Alternatives for its Ricochet® Business

SAN JOSE, CA, April 12, 2006 - Terabeam, Inc. (NASDAQ:TRBM), a leading developer and supplier of broadband wireless solutions, today provided updated guidance for its expected financial results for the first quarter 2006. The company currently believes that revenue for the first quarter will be between $18.0 million and $19.0 million. In addition, the company currently believes that its net loss for the quarter will be between $2.5 million and $4.5 million.

The updated guidance contained in this press release is based on information currently available to the company and is subject to change based on the completion of the company’s financial statements and the related review of its quarter-end financial results. The company expects to release its first quarter 2006 financial results in early May 2006.

Exploration of Alternatives regarding Ricochet Business

The company also announced that it has retained Franklin Court Partners, LLC to explore a variety of possible strategic alternatives for its Ricochet® business. Given the recent interests that have been expressed in Ricochet, the company believes that now is an appropriate time to consider a wide variety of alternatives. These alternatives may include the acquisition of Ricochet, an investment in Ricochet, strategic relationships with Ricochet, sale of some or all of the assets of Ricochet, and a number of other possible alternatives. Interested parties may contact Scott C. Chandler, Managing Partner of Franklin Court Partners, at 303-888-0132.

There can be no assurance whatsoever that any transaction or other corporate action regarding Ricochet will result from this exploration of alternatives. Further, there can be no assurance whatsoever concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential action, even if such an action does result from this exploration. The company does not intend to make any additional comments regarding this matter unless and until a definitive transaction agreement has been reached, the exploration of alternatives has been terminated, or there are other definitive developments warranting further disclosure.

Terabeam Provides Updated Guidance Concerning
First Quarter 2006 Financial Results
April 12, 2006
Page

About Terabeam
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc. Proxim Wireless Corporation is a global leader in providing Wi-Fi and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver and Aurora, Colorado and San Diego, California. Additional information about the company can be found at the company's website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the completion of Terabeam’s financial statements for the quarter ended March 31, 2006 and related review of those financial statements; the impact of required stock option expense; our ability to identify desirable strategic alternatives for our Ricochet business, as well as our ability to execute such alternatives or the transactions associated with such alternatives; the level of interest of third parties in pursuing possible strategic transactions relating to our Ricochet business; our desire and ability (or lack thereof) to continue to explore possible strategic alternatives and opportunities relating to our Ricochet business; the desire and ability (or lack thereof) of us and any relevant third parties to reach mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether the conditions to closing would then be satisfied; the time and costs required to explore and investigate possible transactions and other corporate actions; management and board interest in and distraction due to exploring and investigating possible transactions and other corporate actions; reactions, either positive or negative, of investors, competitors, customers, employees, and others to our exploring possible strategic alternatives and opportunities relating to our Ricochet business and to any specific strategic alternative or opportunity selected by us; difficulties in predicting Terabeam’s future financial performance; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics; Terabeam’s recent acquisition of Proxim Corporation’s operations, assets, and relationships; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate. Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.